UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 14, 2014

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On May 14, 2014, MVC Capital, Inc. (“MVC”) and Equus Total Return, Inc. (“Equus”) entered into a share exchange agreement dated as of May 14, 2014 (the “Agreement”).  Pursuant to the Agreement, MVC acquired from Equus 2,112,000 shares of Equus common stock in exchange for 395,839 shares of MVC common stock delivered to Equus by MVC, and the exchange was calculated based on each company's respective net asset values per share.  The closing of the share exchange occurred on May 14, 2014.

The issuance of the shares of common stock to Equus, as described above, was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”). Equus has represented to MVC that it is an “accredited investor,” as defined in Regulation D promulgated under the Securities Act, and has agreed that such securities may not be sold in the absence of an effective registration statement or an exemption from registration. MVC has not engaged in a general solicitation or advertising with respect to the issuance of such securities and has not offered any securities to the general public in connection with such issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman
Dated:  May 15, 2014